SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2004

CYTRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327	58-1642740
(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Blvd., Suite 650
Los Angeles, CA	90049
(Address of Principal Executive Offices)	(Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS
Exhibit 4.1
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit-99.1

Item 1.01. Entry into a Material Definitive Agreement.

     CytRx Corporation (the “Company”) on October 4, 2004 completed its acquisition of all of the clinical and pharmaceutical and related intellectual property assets of Biorex Research & Development, RT (“Biorex”), a Hungary-based company focused on the development of novel small molecules with broad therapeutic applications in neurology, diabetes and cardiology. The acquisition was made pursuant to an agreement dated as of October 4, 2004, among Biorex, BRX Research and Development Company, Ltd., and the Company.

     The Company paid Biorex U.S.$3,000,000 in cash for the assets at the closing, and has agreed to make cash payments potentially totaling $4,150,000 upon the occurrence of certain regulatory filings and approvals relating to the acquired products. Biorex has no affiliation or prior relationship with the Company.

     Copies of the Company’s agreement with Biorex and press release announcing the acquisition are attached to this Report as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

     A description of the Company’s acquisition of substantially all of the assets of Biorex is set forth in Item 1.01 of this Report and is incorporated into this Item 2.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

     CytRx also announced on October 4, 2004 the closing of its sale to approximately 16 institutional investors (the “Purchasers”) of 4,000,000 shares of CytRx common stock and warrants to purchase up to 2,800,000 shares of its common stock for a total purchase price of $4,000,000. The net proceeds of the sale were used to fund the purchase price of the assets purchased from Biorex as described in Item 1.01 of this Report. The warrants issued to the Purchasers are exercisable at an exercise price of $1.72 per share for a period of five years. The shares of common stock and warrants were issued in reliance upon an exemption from registration under the Securities Act of 1933 provided by Regulation D.

     CytRx has agreed to file with the Securities and Exchange Commission within 30 days of the sale of the above securities a registration statement to permit resales of the shares of common stock issued or issuable in the transaction. Rodman & Renshaw, Inc. acted as placement agent for this transaction. Copies of the agreements with the Purchasers related to the financing are attached to this report as Exhibits 4.1, 10.2 and 10.3.

Item 9.01. Financial Statements and Exhibits.

     The exhibits listed on the accompanying Index to Exhibits are filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman President and Chief Executive Officer

Dated: October 5, 2004

INDEX TO EXHIBITS

Exhibit	Description
4.1	Form of Common Stock Purchase Warrant.

10.1	Asset Sale and Purchase Agreement dated October 4, 2004, by and among the Company, Biorex Research & Development, RT and BRX Research and Development Company Ltd.

10.2	Securities Purchase Agreement dated as of October 4, 2004 among the Company and the Purchasers.

10.3	Registration Rights Agreement dated as of October 4, 2004 among the Company and the Purchasers.

99.1	Press Release dated October 5, 2004 regarding the acquisition of assets from Biorex Research & Development, RT and the completion of the private placement.